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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): MARCH 11, 1998 (MARCH 17,
                                                 ---------------------------
1998)
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                             THE NETWORK CONNECTION, INC.



    GEORGIA                        1-13760                    58-1712432
----------------              ----------------              -------------
(State or other               (Commission File              (IRS Employer
jurisdiction of                      No.)                       ID No.)
incorporation)



                      1324 UNION HILL ROAD, ALPHARETTA, GA 30201
                      ------------------------------------------
                       (Address of principal executive offices)



                                    (770) 751-0889
                  --------------------------------------------------
                  Registrant's telephone number, including area code




            -------------------------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 5 - OTHER EVENTS.

     On March 11, 1998, pursuant to a Convertible Purchase Agreement, dated March 11, 1998 (the "Purchase Agreement"), The Network Connection, Inc. (the "Company") sold $2.2 Million aggregate principal of its 4% Convertible Debentures, due March 11, 2003 (the "Debentures"), to a single investor in a private placement. Each Debenture was sold for $50,000 and is convertible at the option of the holder into shares of the Company's Common Stock, $.001 par value (the "Common Stock"), at a price per share equal to the lesser of (i) $8.02 or
(ii) 80% of the average closing market price of the Common Stock during the 21-trading days prior to conversion; but in no event can the conversion price be less than $3.00 per share. In the event that following March 11, 2001 the market price of the Common Stock for any five (5) consecutive trading days exceeds $3.00, the Holder must convert the Debentures to Common Stock under the terms of the Debenture.

      Each Debenture is convertible, in whole or in part, from time to time upon a date (the "Conversion Date") which is the earlier to occur of (1) 105 days after the March 11, 1998 Original Issue Date or (2) the date that a registration statement with respect to the resale of the Common Stock which may be acquired upon conversion of the Debentures is declared effective by the Securities and Exchange Commission (the "Commission"), subject to the restriction that the Debenture holder shall be entitled to convert up to 25% of Debentures principal on the Conversion Date, up to 50% of Debentures principal on the first month anniversary of the Conversion Date, up to 75% of Debentures principal on the second month anniversary of the Conversion Date and the entire Debentures principal on the third month anniversary of the Conversion Date.

      In connection with, and prior to 45-days following, its sale of the Debentures, under the terms of the Purchase Agreement and a Registration Rights Agreement, dated March 11, 1998, between the Company and the Debenture holder, the Company agreed to file with the Commission a registration statement with respect to resale of the Common Stock which may be acquired by the Debenture holders upon conversion of the Debentures. In order to avoid penalties and an event of default under the Purchase Agreement, such registration statement must be declared effective by the Commission within 105 days and 180 days, respectively, from the date of the Purchase Agreement. The Company also granted to the Debenture holder "piggy back" registration rights as contained in the Registration Rights Agreement.

     The purpose of the sale of Debentures is to provide funds for working capital and for general corporate purposes.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          None.

     (b)  PRO FORMA FINANCIAL STATEMENTS

          None.

     (c)  EXHIBITS

          The following Exhibits are filed as part of this Form 8-K:

          10.1 Debenture Purchase Agreement, dated March 11, 1998, by and between The Network Connection, Inc. and KA Investments LDC (without schedules)

          10.2 Form of Convertible Debenture, dated March 11, 1998, made by The Network Connection, Inc.

          10.3 Registration Rights Agreement, dated March 11, 1998, by and between The Network Connection, Inc. and KA Investments LDC

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                             THE NETWORK CONNECTION, INC.
                                                (Registrant)



Dated: March 17, 1998                   By:  /s/ Wilbur L. Riner
                                           ------------------------------
                                           Wilbur L. Riner, Chairman